                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          SOUTHSIDE BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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


                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701



                                 April 2, 1997


Dear Shareholders:

On Wednesday, April 23, 1997, our shareholders will gather at the Southside Bank Operations Center, 1221 South Beckham Avenue, Tyler, to consider several propositions that are important to Southside Bancshares, Inc. and Southside Bank. The matters to be considered at the meeting include:

         1. Election of three Directors to serve until the 2000 Annual Shareholders' Meeting;

         2. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

         3. Transaction of other business that may properly come before the meeting or any adjournments.

Your attendance and vote are important and you are encouraged to vote by completing the enclosed proxy card and returning it in the envelope provided. Shareholders of record at the close of business on March 5, 1997, are entitled to vote at the meeting.

Management will also report on operations and other matters affecting the Corporation, as well as respond to your questions. After the meeting, officers and directors will be available to visit with you.

Sincerely yours,



/s/ B. G. HARTLEY

B. G. Hartley
Chairman of the Board

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701



                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF SOUTHSIDE BANCSHARES, INC. (HEREINAFTER THE "CORPORATION" OR THE "COMPANY") WILL BE HELD AT THE SOUTHSIDE BANK OPERATIONS CENTER, 1221 SOUTH BECKHAM AVENUE, TYLER, TEXAS, ON APRIL 23, 1997 AT 4:00 P.M., LOCAL TIME, TO CONSIDER AND VOTE UPON THE FOLLOWING MATTERS:


                 1. To elect three (3) Directors to serve until the 2000 Annual Shareholders' Meeting;

                 2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Corporation for the year ending December 31, 1997; and

                 3. To transact such other business that may properly come before the meeting or any adjournments.

         Only shareholders who are registered on the Corporation's books as owners of shares at the close of business on March 5, 1997, are entitled to vote at the meeting.

         Please date, sign, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. You may revoke the proxy at any time before the proxy is exercised by giving written notice to the Secretary of the Corporation or by advising the Secretary at the meeting.

                                              By Order of the Board of Directors


                                            /s/ B. G. HARTLEY
                                            -------------------------
                                                 B. G. Hartley,
                                              Chairman of the Board

Tyler, Texas
April 2, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO SOUTHSIDE BANCSHARES, INC. IN THE ENCLOSED ADDRESSED ENVELOPE.

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701


                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1997


To our Shareholders:

         This Proxy Statement is being furnished to shareholders of Southside Bancshares, Inc. (the "Corporation") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 23, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. This Proxy Statement and applicable form of proxy are first being sent to the shareholders of the Corporation on or about April 2, 1997.


                             REVOCABILITY OF PROXY

         If your proxy is executed and returned, it will be voted as you direct. Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Shareholders' Meeting. This will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action. Your proxy may be revoked by notice in writing, to the Secretary of the Corporation at its principal office at any time, or by advising the Secretary at the meeting and voting your shares in person. Your attendance at the meeting will not constitute automatic revocation of the proxy.


                        PERSONS MAKING THE SOLICITATION

         The proxy is being solicited by the Board of Directors. The cost of soliciting your proxy will be borne entirely by the Corporation and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Corporation.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         The close of business on March 5, 1997, has been fixed as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. In the election of three Directors, to serve until the 2000 Annual Shareholders' Meeting, the three nominees receiving the highest number of votes will be elected. For all other matters a majority of votes cast shall decide each matter submitted to the Shareholders at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum, but will have no effect on the outcome of any of the proposals. At the close of business on March 5, 1997, there were 3,235,370 shares of Common Stock outstanding and eligible to be voted on each matter.


                              CERTAIN SHAREHOLDERS

         As of this date, the Corporation knows of no person or entity that is a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         There are three classes of Directors, two classes of which are comprised of three Directors, one of which is comprised of two directors, or a total of eight Directors constituting the full Board of Directors. One class of directors is elected each year for a three-year term. The three nominees identified below are nominees for election at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting. All of the nominees are currently directors of the Corporation and Southside Bank (a wholly-owned subsidiary).

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by management for directors of the Corporation. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Corporation.


                                                                                                    SHARES
                                                                                                    BENEFI-
                                                                                   INITIAL          CIALLY       PERCENT
                                                                                 ELECTION TO        OWNED          OF
                                                                                    BOARD        12-31-96 (1)     CLASS
                                                                                  ---------      ------------    --------

      NOMINEES FOR DIRECTORS - TERMS TO EXPIRE AT THE
      2000 ANNUAL MEETING:

      HERBERT C. BUIE (66) - Mr. Buie has been President of Tyler Packing             1988        118,506         3.7%
      Company, Inc., a meat processing firm, since 1972.  He was initially                           (2)
      employed by Tyler Packing in 1947, and acquired the corporation several years later.  He has served on the Board of Directors of the Church of
      God, School of Theology, since 1979 and also serves on the Board of
      Directors of the University of Texas Health Center and the Developmental
      Board of Directors of the University of Texas-Tyler.  He also serves on the Boards of Directors of the East Texas Regional Food Bank and the
      Texas Chest Foundation.

      ROBBIE N. EDMONSON (64) - Mr. Edmonson is President of the Corporation,         1982         26,229           *
      serving since 1983.  He joined Southside Bank as Vice President in 1968,                       (3)
      and currently is Vice Chairman of the Board of Directors and Chief
      Administrative Officer of Southside Bank.


      W. D. (JOE) NORTON (60) - Mr. Norton has been the owner of W. D. Norton,        1988         49,046         1.5%
      Inc., dba Overhead Door, since 1988.  He also owns Norton Equipment
      Company.  Mr. Norton served as President and principal shareholder of
      Norton Companies of Texas, Inc., for 24 years.



      DIRECTORS CONTINUING UNTIL THE 1998 ANNUAL MEETING:

      FRED E. BOSWORTH (79) - Mr. Bosworth has been Chairman of the Board of          1983         47,794         1.5%
      Bosworth & Associates, Inc., an independent insurance agency,                                  (4)
      since 1982.  He has been associated with the insurance industry in various capacities since 1935.


--------------------
* Less than 1%

                                                                                                    SHARES
                                                                                                    BENEFI-
                                                                                   INITIAL          CIALLY       PERCENT
                                                                                 ELECTION TO        OWNED          OF
                                                                                    BOARD        12-31-96 (1)     CLASS
                                                                                  ---------      ------------    --------
     B. G. HARTLEY (67) - Mr. Hartley became Chairman of the Board of the            1982          43,867         1.4%
     Corporation in 1983, having served as President.  He is also Chairman of                        (5)
     the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank's Chief Executive Officer since its opening in 1960.
     He is a member of the Board of Directors of East Texas Medical Center
     Regional Healthcare Systems and a Director, Executive Committee Member
     and Regional Vice President of Texas Taxpayers and Research Association.
     He is also a Trustee of the R. W. Fair Foundation.  He is Chairman of
     the Texas Bankers General Agency, Inc. and a Trustee and a member of the
     Executive Committee of Texas College.



     DIRECTORS CONTINUING UNTIL THE 1999 ANNUAL MEETING:

     ROLLINS CALDWELL (75) - Mr. Caldwell is a private investor who served as        1990         65,700         2.0%
     President of Caldwell Welding Supply Company for 37 years.  He currently is involved in equipment and real estate leasing.

     WILLIAM SHEEHY (56) - Mr. Sheehy has been a partner in the law firm of          1983         18,945           *
     Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a                             (6)
     practicing attorney since 1964.  Mr. Sheehy serves as Southside Bank's outside general counsel.

     MURPH WILSON (84) - Mr. Wilson has been a partner in the law firm of            1982         38,419         1.2%
     Wilson, Sheehy, Knowles, Robertson and Cornelius since 1953, and a                             (7)
     practicing attorney since 1938.  He has also served as Chairman of the
     Board of Directors of Southside Bank.





     ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE CORPORATION AND                      461,285         14.3
     ITS SUBSIDIARY AS A GROUP (13 PERSONS)

(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth opposite his name.

(2) Mr. Buie has sole voting power with respect to 115,206 shares, owned individually. Also included in the total are 1,822 shares owned by Mr. Buie's wife, Melvina Buie, and 750 shares owned by Mrs. Buie as Trustee for Herbert Rex Buie and 728 shares owned by Mrs. Buie as Trustee for Robin J. Buie. Mr. Buie disclaims beneficial ownership of these 3,300 shares.

(3) Mr. Edmonson holds sole voting and dispositive power with respect to 13,415 shares and holds voting power with respect to 2,844 shares, owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 9,970 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

(4) Included in the total are 1,191 shares owned by Bosworth and Associates, Inc., in which Mr. Bosworth is Chairman of the Board of Directors. Mr. Bosworth disclaims beneficial ownership of these shares.

(5) Mr. Hartley has sole voting and dispositive power with respect to 32,500 shares and is Trustee for Patrick Hartley with sole voting and dispositive power with respect to 3,919 shares. He also holds sole voting power with respect to 3,694 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 1,990 shares owned by Mr. Hartley's wife, Billie Boyd Hartley, of which Mr. Hartley disclaims all beneficial interest. Also included in the total are 1,764 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

(6) Mr. Sheehy has sole voting power with respect to 15,591 shares, owned individually. Mr. Sheehy has a beneficial interest in 3,354 shares owned by Southside Bank, Custodian for William Sheehy IRA and directs voting of these shares.

(7) Mr. Wilson has sole voting power with respect to 37,202 shares, owned individually. Also included in the total are 1,217 shares owned individually by Mr. Wilson's wife, Emily Wilson. Mr. Wilson disclaims all beneficial interest in the shares owned by his wife.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE

         The Board of Directors of the Corporation met nine times during the fiscal year. All directors were present for at least 75% of the meetings of the Board and committees on which they served. Each director of the Corporation also serves as a director of Southside Bank.

         The Board of Directors of the Corporation has only one standing committee (the Incentive Stock Option Committee) but its wholly owned subsidiary, Southside Bank, has several standing committees to assist the Boards of Directors of Southside Bank and of the Corporation in the discharge of their respective responsibilities. The committees and the purpose and composition of these committees with respect to persons who are directors of the Corporation and Southside Bank are as follows:

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

         The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Bosworth, Buie, Caldwell, Norton, Sheehy and Wilson, who are directors of Southside Bank and directors of the Corporation, but are not officers or employees of either Southside Bank or of the Corporation. Also serving are Messrs. Hartley and Edmonson, who are directors and officers of the Corporation and Southside Bank. Messrs. Titus Jones, Andy Wall and Sam Dawson are officers and directors of Southside Bank and also serve as members of the committee. The Executive Committee of Southside Bank meets weekly to discharge its responsibilities.

         In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is their responsibility to monitor credit quality and review extensions of credit. During the fiscal year, the Loan/Discount Committee of Southside Bank met weekly.

TRUST COMMITTEE OF SOUTHSIDE BANK

         The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Bosworth, Edmonson and Hartley, directors of the Corporation and Southside Bank, serve on this committee. Messrs. Richard Babb, Michael Gollob, and Titus Jones (an officer of Southside Bank), and Sam Dawson (an officer of Southside Bank and the Corporation) are directors of Southside Bank, and serve as members of the Trust Committee. Mr. Babb, Mr. Bosworth and Mr. Gollob are not officers or employees of the Corporation or Southside Bank. The Trust Committee meets monthly.

AUDIT-COMPLIANCE AND ELECTRONIC DATA PROCESSING COMMITTEE OF SOUTHSIDE BANK

         The Audit-Compliance and Electronic Data Processing Committee of Southside Bank is responsible for monitoring the internal audit functions, internal accounting procedures and controls and for ensuring compliance with all appropriate statutes. The Audit-Compliance and Electronic Data Processing Committee is comprised solely of directors of Southside Bank who are not officers or employees. Those directors are Messrs. Alton Cade, Jr., Michael Gollob, James R. Hicks and W. H. Hudson. The Audit-Compliance and Electronic Data Processing Committee of Southside Bank meets monthly.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

         The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank's overall funding mix, asset-liability management policies and investment policies. The members of the Committee are: Messrs. Buie and Norton who are directors of the Corporation and Southside Bank; and Hoyt N. Berryman, Jr., who is a director of Southside Bank; none of the foregoing are officers or employees of the Corporation or Southside Bank; and Messrs. Hartley and Edmonson. Also serving on this committee are Southside Bank officers Sam Dawson, Lee Gibson, George Hall, Titus Jones, Jeryl Story, Lonny Uzzell and Andy Wall. The Investment/Asset-Liability Committee meets monthly.

INCENTIVE STOCK OPTION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

         The Incentive Stock Option Committee is primarily responsible for administering the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan. The Incentive Stock Option Committee consists solely of non-employee directors of the Corporation and includes Messrs. Bosworth, Buie and Norton. The committee met once in 1996.

                             DIRECTOR COMPENSATION

         The Corporation does not compensate its directors for committee service. Each director is paid according to the compensation schedule of Southside Bank. Officers of Southside Bank, who are also bank directors, are paid for the scheduled directors' meeting, the Annual Shareholders' Meeting and the Annual Director Retainer.

         The current director compensation schedule for Southside Bank is as follows:

 Director (monthly)                       -                 $400 per meeting
 Executive (weekly)                       -                 $200 per meeting
 Trust (monthly)                          -                 $ 50 per meeting
 Audit and Compliance (monthly)           -                 $ 50 per meeting
 Investment/Asset-Liability (monthly)     -                 $ 50 per meeting
 Annual Director Retainer                 -                 $500 per annum
 Annual Shareholder Meeting               -                 $400 per meeting

                             EXECUTIVE COMPENSATION

         The following information is furnished for the last three fiscal years ended December 31, with respect to the executive officers of Southside Bank who received compensation in excess of $100,000. The Corporation does not pay its executive officers a salary; therefore, this information relates to compensation paid by Southside Bank.

                          SUMMARY COMPENSATION TABLE

                                                               Annual Compensation
                                                               -------------------
                                                                                         *Other Annual
Name and Principal Position                    Year          Salary          Bonus        Compensation
---------------------------                    ----        ----------      ---------     -------------
B. G. Hartley - Chairman of the Board of       1996         $200,000        $35,000         $12,536
the Corporation; Chairman of the Board and     1995         $200,000         35,000           9,343
Chief Executive Officer of Southside Bank      1994         $178,000         34,450           8,408


Robbie N. Edmonson - President of the          1996         $130,000        $16,250         $11,550
Corporation; Vice Chairman of the Board        1995         $130,000         16,250           9,501
and Chief Administrative Officer of            1994         $125,000         15,625           8,485
Southside Bank

Sam Dawson - Executive Vice President and      1996         $ 95,000        $11,875         $ 9,909
Secretary of the Corporation; President of     1995         $ 90,000         11,250           8,362
Southside Bank                                 1994         $ 85,000         10,625           6,280


Jeryl Story - Senior Executive Vice            1996         $ 95,000        $11,875         $10,002
President of Southside Bank                    1995         $ 90,000         11,250           8,434
                                               1994         $ 85,000         10,625           6,349


Titus Jones - Executive Vice President of      1996         $100,000        $12,500         $10,587
Southside Bank                                 1995         $100,000         12,500           8,743
                                               1994         $ 95,000         11,875           7,830


H. Andy Wall - Executive Vice President of     1996         $100,000        $12,500         $10,257
Southside Bank                                 1995         $ 97,500         12,188           8,576
                                               1994         $ 92,500         11,562           7,653


* Each executive officer received director fees from Southside Bank in 1996, 1995 and 1994 of $6,100, $5,700 and $5,300 respectively. ESOP contributions comprise the remaining amount.


REPORT ON EXECUTIVE COMPENSATION

GENERAL

The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the Executive Officers of Southside Bank and to elaborate on the relationship between corporate performance and executive compensation. All monetary compensation for Executive Officers of the Corporation and Southside Bank is paid solely by Southside Bank. Since neither the Corporation nor Southside Bank has a formal compensation committee, the Executive Committee of Southside Bank is responsible for executive compensation recommendations. The recommendations are presented to the Board of Directors of Southside Bank for final approval.

Management and the Executive Committee keep abreast of current executive compensation issues, trends and levels as a result of financial industry contacts and peer group information. The Chief Executive Officer, B. G. Hartley, initially develops and presents executive compensation recommendations to the Executive Committee with respect to all Executive Officers. Salaries are approved once a year in January and bonuses are approved in June and December. The Executive Committee acts upon the recommendations and then requests approval of the full Board of Directors of Southside Bank. After a review and discussion by the Board of Directors, the compensation package for all Executive Officers is acted upon. In determining the proper levels of executive compensation, the Executive Committee considers the financial health of the Corporation and Southside Bank. As a result, executive compensation is affected by the financial performance of the Corporation and Southside Bank, although specific correlation to financial performance is not established either for a group or an individual and in the final analysis salaries are a subjective determination of the Board of Directors. The total return on the Corporation's Common Stock is not a significant factor in determining executive compensation. The Common Stock of the Corporation is not traded on any market nor is there a market maker. Fluctuating supply and demand from a relatively small ownership base can dramatically affect the stock's price as well. Supply and demand of the stock can at times have much more effect on the total return of the Common Stock than financial performance by the Corporation or Southside Bank. Because of this limited trading market, the actual performance of the Corporation's stock price is not a significant factor in assessing executive performance or arriving at executive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Company's Board of Directors considers the factors mentioned above, primarily the financial well-being of the Corporation and peer group compensation trends, in determining the compensation of the Chief Executive Officer. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's contribution to the Corporation, the Executive Committee recommends, and the Board of Directors of Southside Bank approves, the annual salary of the Chief Executive Officer. This report should provide insight into the decision making process regarding executive officer compensation. It is the intent of the Board of Directors of the Corporation and of Southside Bank that executive compensation be commensurate with the executive officer's level of responsibility and contribution in operating a sound and profitable financial institution.

                BOARD OF DIRECTORS OF SOUTHSIDE BANCSHARES, INC.

Fred E. Bosworth     Rollins Caldwell         B. G. Hartley       William Sheehy
Herbert C. Buie      Robbie N. Edmonson       Joe Norton          Murph Wilson


<Caption
================================================================================
                                1991    1992    1993    1995    1995    1996
--------------------------------------------------------------------------------
Southside Bancshares, Inc.      $100    $167    $239    $207    $294    $380
--------------------------------------------------------------------------------
Dow Jones Equity                $100    $108    $119    $120    $166    $205
--------------------------------------------------------------------------------
Regional Banks South            $100    $133    $137    $135    $207    $289
================================================================================


                        1993 INCENTIVE STOCK OPTION PLAN

     The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 1996. No stock appreciation rights have been granted. The Executive Officers were granted stock options in 1993, 1995 and 1996 pursuant to the 1993 Incentive Stock Option Plan. None were granted in 1994.


==============================================================================================================================
                                            Option Grants In Last Fiscal Year
==============================================================================================================================
                                                                                             Potential Realizable Value
                                                                                                  at Assumed Annual
                                                                                                Rates of Stock Price
                                                                                               Appreciation for Option
                                    Individual Grants (1)                                              Term(2)
-------------------------------------------------------------------------------------------------------------------------------
                                            Percent
                                               of
                                             Total
                                            Options             Exercise
                                            Granted                or
                                           to Employ-             Base
                                             ees in              Price         Expiration        At 5%         At 10%
                          Options            Fiscal              ($/Sh)           Date           Annual        Annual
         Name           Granted (3)           Year                (3)              (4)           Growth        Growth
-------------------------------------------------------------------------------------------------------------------------------
 B. G. Hartley             10,000             14.3%              $15.00         02/07/06        $94,334       $239,061
-------------------------------------------------------------------------------------------------------------------------------
 Robbie N. Edmonson        10,000             14.3%              $15.00         02/07/06        $94,334       $239,061
-------------------------------------------------------------------------------------------------------------------------------
 Titus E. Jones            10,000              14.3%             $15.00         02/07/06        $94,334       $239,061
-------------------------------------------------------------------------------------------------------------------------------
 H. Andy Wall              10,000              14.3%             $15.00         02/07/06        $94,334       $239,061
-------------------------------------------------------------------------------------------------------------------------------
 Sam Dawson                10,000              14.3%             $15.00         02/07/06        $94,334       $239,061
-------------------------------------------------------------------------------------------------------------------------------
 Jeryl Story               10,000              14.3%             $15.00         02/07/06        $94,334       $239,061
===============================================================================================================================

(1) Options are granted at fair market value on the date of grant. One-fifth of the options vest annually beginning in 1997. The options are scheduled to expire in June 2006.
(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future price appreciation of the Corporation's stock.
(3) Options listed in the table above are not adjusted for the stock dividend declared in October 1996. The shares were increased to 10,500 and the exercise price decreased to $14.29 per share.
(4) Each option agreement governing that option provides that upon the dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a sale or conveyance of all or substantially all of its assets, or a transaction or series of related transactions in which another corporation makes a tender offer or exchange offer for or becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, the optionee may exercise the option at any time prior to the termination of the option without regard to the extent that option would have been exercisable under the cumulative installment provisions of his or her option agreement.

         The following table discloses for each of the Executive Officers named in the Summary Compensation Table the values of their options at December 31, 1996.

                   AGGREGATED OPTIONS EXERCISABLE IN 1996 AND
                        DECEMBER 31, 1996 OPTION VALUES

================================================================================================================
                                    Number of Securities                      Value of Unexercised
                               Underlying Unexercised Options                 In-The-Money Options
                                    at December 31, 1996                    at December 31, 1996 (1)
----------------------------------------------------------------------------------------------------------------
           Name               Exercisable         Unexercisable         Exercisable          Unexercisable
----------------------------------------------------------------------------------------------------------------
 B. G. Hartley                   1,764               23,635              $ 11,678              $146,798
----------------------------------------------------------------------------------------------------------------
 Robbie N. Edmonson              9,970               23,027              $101,288              $140,159
----------------------------------------------------------------------------------------------------------------
 Titus E. Jones                  6,538               22,418              $ 63,810              $133,509
----------------------------------------------------------------------------------------------------------------
 H. Andy Wall                    9,057               22,419              $ 91,328              $133,509
----------------------------------------------------------------------------------------------------------------
 Sam Dawson                      9,057               22,419              $ 91,328              $133,509
----------------------------------------------------------------------------------------------------------------
 Jeryl Story                     9,057               22,419              $ 91,328              $133,509
================================================================================================================

(1) Based on $17.50 per share of Common Stock, which was the fair market value
of a share of Common Stock      on December 31, 1996.

                        DEFINED BENEFIT RETIREMENT PLAN

         The Corporation has a retirement plan for eligible employees of the Corporation and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, the entire cost of which is provided by Corporation contributions. Compensation covered by the plan includes all cash and cash equivalent forms of remuneration reported for federal income tax purposes [including compensation deferred under IRC 401(K)].

         The years of credited service under the plan as of December 31, 1996, for each person named in the current compensation table on the preceding page are as follows: B. G. Hartley - 36 years (36 years at age 67); Robbie N. Edmonson - 28 years (29 years at age 65); Titus E. Jones - 31 years (44 years at age 65); H. Andy Wall - 28 years (37 years at age 65); Sam Dawson - 22 years (38 years at age 65); and Jeryl Story - 17 years (37 years at age 65).

         The following table shows the anticipated annual benefit, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 1996, of a vested Executive Officer of the Corporation at age 65 after 15, 20, 25, 30, or 35 years of credited service at specified annual compensation levels.


                                                       YEARS OF CREDITED SERVICE AT RETIREMENT
   FINAL 60 MONTHS        -------------------------------------------------------------------------------------
  AVERAGE ANNUAL
    COMPENSATION             15                 20                  25                  30                35
-------------------       --------         ----------          -----------         -----------      ------------
     $125,000              $46,119         $ 61,492            $ 70,615             $ 79,738          $ 88,861
      150,000               55,869           74,492              85,615               96,738           107,861
      175,000               65,619           87,492             100,615              113,738           126,861
      200,000               75,369          100,492             115,615              130,738           145,861
      225,000               85,119          113,492             130,615              147,738           164,861
      250,000               94,869          126,492             145,615              164,738           183,861

NOTE: Benefits under the employer's qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 1997 under Section 415 of the Internal Revenue Code

(IRC) of $125,000. In addition, compensation that can be considered by the plan is limited during 1996 to $160,000, as provided by Section 401(a)(17) of the IRC. These IRC limitations are subject to annual cost-of-living adjustments. The employer has adopted a nonqualified plan that pays to the employee amounts restricted by the IRC. Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for social security benefits or other offset amounts.


                      RETIREMENT BENEFIT RESTORATION PLAN

        On August 1, 1991, the Board of Directors voted unanimously to approve and adopt a nonqualified Retirement Benefit Restoration Plan that would reinstate retirement benefits to those employees whose benefits are restricted under the limitation as set forth in Section 415 of the Internal Revenue Code of 1986 (IRC). The plan was amended effective January 1, 1994, to also restore any benefits restricted by Section 401(a)(17) of the IRC. The restoration plan will reinstate any retirement benefit, previously provided by the Corporation's Defined Benefit Plan, but restricted as a result of legislation enacted to limit retirement benefits.


                         EMPLOYEE STOCK OWNERSHIP PLAN

        The Corporation has an Employee Stock Ownership Plan which was established to attract, reward and retain valuable employees. The plan is established for the exclusive benefit of the employees of the Corporation and Southside Bank. The ESOP, which is a qualified retirement plan, is designed to invest in the securities of the Corporation and allocate the stock to all eligible full-time employees of the Corporation and Southside Bank after completion of one year's service. Full vesting occurs upon completion of six years credited service. The Corporation contributed $75,000 to the Plan during the fiscal year ended December 31, 1996. Contributions for 1996 were allocated to the Corporation's executive officers as follows: B. G. Hartley $6,436, Robbie Edmonson $5,450, Titus Jones $4,487, H. Andy Wall $4,157, Sam Dawson $3,809 and Jeryl Story $3,902.


                          401(K) EMPLOYEE SAVINGS PLAN

        The Corporation also sponsors a 401-K Employee Savings Plan. All full-time employees of the Corporation and Southside Bank are eligible to contribute to the Plan. The Corporation does not contribute to the plan. Employees, through salary reduction, are able to contribute up to 20% of their salary (not to exceed $9,500 in 1996) to the qualified plan. Since participation is voluntary and the Corporation does not contribute, participants are 100% vested. Withdrawals from the Plan are allowed at age 59 1/2, upon disability or death, at the occurrence of a financial hardship or termination of employment.

                   OFFICERS LONG-TERM DISABILITY INCOME PLAN

        There is a Long-Term Disability Income Plan (the "Disability Plan"), which covers certain officers of the Corporation and Southside Bank in the event they become disabled. Individuals are automatically covered under the plan if they (a) have been elected as an officer of either the Corporation or Southside Bank, (b) have been an employee of the Corporation or Southside Bank for three years and (c) receive earnings of $50,000 or more on an annual basis. The Disability Plan provides that should a covered individual become totally disabled a benefit of at least 66.7% of current salary, not to exceed $10,000 per month, is available through this plan, the retirement plan and Social Security. The benefits paid out of the Disability Plan may be limited by the benefits paid to the individual under the terms of other Corporate-sponsored benefit plans and Social Security. The annual cost of the Disability Plan is approximately $14,000.
                           DEFERRED COMPENSATION PLAN

        Southside Bank has a deferred compensation agreement with seven of its executive officers, which provides for payment of an amount over a maximum period of fifteen years after retirement or death. If an executive officer leaves the bank's employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the plan. The deferred compensation agreements are as follows: Mr. Hartley - $800,000 payable over 15 years; Mr. Edmonson - $360,000 payable over 10 years; and Messrs. Jones, Wall, Dawson and Story -

$300,000 each payable over 10 years. The present value of the future benefits assuming a discount rate of 7 1/2% is as follows: B. G. Hartley $577,000; Robbie N. Edmonson $253,000; Titus Jones $20,000; Andy Wall $33,000; Sam Dawson $15,000 and Jeryl Story $10,000. The benefits provided by the compensation plan are in addition to those of the Retirement Plan of the Corporation. Southside bank has acquired a life insurance policy on each executive, with the bank as beneficiary, to cover the cost of the deferred compensation plan.


              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

        Certain of the executive officers and directors of the Corporation (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Corporation and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features. The Corporation expects similar transactions to occur with its executive officers and directors as well as directors and officers of Southside Bank.

        The law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius, of which Directors Murph Wilson and William Sheehy are partners, has provided legal services to the Corporation and Southside Bank for many years and continues to do so during the current fiscal year. The Corporation and Southside Bank paid the law firm $141,000 for services rendered in calendar year 1996. During 1996, the Corporation and Southside Bank paid Bosworth and Associates, Inc.,of which Fred E. Bosworth is Chairman of the Board, approximately $56,000 for insurance premiums for various insurance policies.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company believes its Executive Officers and Directors have complied with all applicable Section 16(a) filing requirements on a timely basis.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company did not have a Compensation Committee of the Board of Directors during 1996. In addition, the Company did not pay any compensation to its Executive Officers during 1996. See "Executive Compensation." The compensation of the Executive Officers of Southside Bank is determined by the Executive Committee of Southside Bank and the Board of Directors of Southside Bank, which is comprised of all of the directors of the Company, including Messrs. Hartley and Edmonson (who are each Executive Officers of Southside Bank and the Company).

        For information concerning transactions by the Company and Southside Bank with certain members of the Executive Committee of Southside Bank, please see "Transactions with Directors, Officers and Associates."


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

        The Board of Directors has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Corporation for fiscal year 1997. Coopers & Lybrand L.L.P. has served as the Corporation's independent accountants since August 1991. A representative of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting to answer questions from shareholders. If this proposal to ratify the appointment of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will reconsider the appointment of independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

                         ANNUAL REPORT TO SHAREHOLDERS

        Form 10-K is integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 1996, which accompanies this Proxy Statement. Additional copies of Form 10-K are available at no expense to the shareholder upon written request addressed to the Secretary of the Corporation, Post Office Box 8444, Tyler, Texas 75711.

                            SHAREHOLDER'S PROPOSALS

        A shareholder must submit his proposal to the Secretary of the Corporation on or before December 15, 1997, for consideration at the Corporation's Annual Meeting to be held in 1998.


                                    GENERAL

        The Board of Directors knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his shares of Common Stock will be voted in accordance with the specification so made.


                                              /s/ B. G. HARTLEY
                                             ----------------------------
Tyler, Texas                                        B. G. Hartley,
April 2, 1997                                    Chairman of the Board

PROXY                    SOUTHSIDE BANCSHARES, INC.

        The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Southside Bancshares, Inc. (the "Corporation") to be held at Southside Bank Operations Center, 1221 South Beckham Ave., Tyler, Texas, on April 23, 1997 at 4:00 p.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Fred E. Bosworth and B.G. Hartley, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

        ELECTION OF THREE DIRECTOR NOMINEES
        TO SERVE UNTIL THE 2000 ANNUAL MEETING

        [ ]  FOR nominees listed below except as marked to the contrary below
        [ ]  WITHHOLD AUTHORITY by writing nominee's name in space below

             -----------------------------------------------------------------
                   Herbert C. Buie, Robbie N. Edmonson, W.D. (Joe) Norton

        RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT AUDITORS

                   [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

        APPROVAL OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF

                   [ ] FOR         [ ] AGAINST          [ ] ABSTAIN

        If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

        THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

                          (continued on reverse side)

        The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.



                                        Dated:                          , 1997
                                              --------------------------


                                        --------------------------------------
                                                      Signature


                                        --------------------------------------
                                              (Signature if held jointly)

                                        Please date the proxy and sign your
                                        name exactly as it appears hereon.
                                        Where there is more than one owner,
                                        each should sign. When signing as an
                                        attorney, administrator, executor,
                                        guardian or trustee, please add your
                                        title as such. If executed by a
                                        corporation, the proxy should be signed
                                        by a duly authorized officer. Please
                                        sign the proxy and return it promptly
                                        whether or not you expect to attend the
                                        meeting. You may nevertheless vote in
                                        person if you do attend.